Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTINUCARE CORPORATION REPORTS RESULTS
FOR THE THIRD QUARTER FISCAL 2003

MIAMI, May 15, 2003 — Continucare Corporation (AMEX: CNU), a provider of outpatient healthcare and home health services through managed care, Medicare direct and fee for service arrangements, in the Florida market, reported results for its third quarter ended March 31, 2003.

Third Quarter Results

For the third quarter, medical services revenue was $25,358,084, compared with $25,202,455 in the last year’s third quarter. Income from operations was $83,724 compared with $491,861 in the same period a year ago. Income from continuing operations was $4,006, or $.00 per share, compared with a loss of $2,309,373 or $.06 per share in the same period last year. The third quarter of fiscal 2002 included in other income and expense a provision of $2,440,971 for a Medicare settlement related to operations terminated in fiscal 1999. Income from discontinued operations was $294,370, or $.01 per share, as compared to a loss of $113,213, or $.00 per share, in the same period last year. Net income for the quarter was $298,376, or $.01 per share, compared with a net loss of $2,442,586 or $.06 per share in the same period last year.

Discontinued operations consists of a group of independent physician contracts terminated effective January 1, 2003.

Spencer Angel, President and CEO of Continucare, commented, “We continue to evaluate our operational performance to further enhance future prospects of our core business.”

Nine-Month Results

For the nine months ended March 31, 2003, medical services revenue was $74,708,832, compared with $70,625,785 in the last year’s nine-month period. The increase was primarily the result of increases in the premium revenue per member and negotiated increases in the percentage of premium revenue we receive for certain of our members. Loss from operations for the nine months was $122,802 compared with a loss of $640,147 in the same period a year ago. Loss from continuing operations for the nine months was $810,732, or $.02 per share, compared with a loss of $4,227,475 or $.11 per share in the same period last year, including the provision of $2,440,971 for a Medicare settlement noted above. Income from discontinued operations for the nine months was $44,982, or $.00 per share, as compared to a loss of $351,241, or $.01 per share, in the same period last year. Net loss for the nine months was $765,750, or $.02 per share, compared with a net loss of $4,578,716 or $.12 per share in the same period last year.

About Continucare Corporation

Continucare Corporation, headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care and home healthcare services.

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements include risks and uncertainties, which may affect our business and prospects and cause actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, our ability to service our indebtedness and respond to capital needs, pricing pressures exerted on us by managed care organizations, the level of payment we receive from governmental programs and other third party payors, future legislation and changes in governmental regulations, general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2002 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Continucare Corporation, Miami Spencer J. Angel 305/350-7543 spencer_angel@continucare.com

-tables to follow-

CONTINUCARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2003	June 30, 2002

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$116,194	$180,410
Restricted cash related to leases, current	30,757	100,813
Accounts receivable, net of allowance for doubtful accounts of $4,819,000 and $4,807,000, respectively	252,118	94,967
Due from Medicare, net	189,841	–
Other receivables	418,743	834,227
Due from HMOs, net of a liability for incurred but not reported medical claims expense of approximately $12,480,000 and $11,818,000, respectively	1,327,022	1,798,651
Prepaid expenses and other current assets	574,258	548,322

Total current assets	2,908,933	3,557,390
Assets related to discontinued operations	–	6,646
Equipment, furniture and leasehold improvements, net	513,573	580,779
Restricted cash related to leases	30,000	60,000
Goodwill, net of accumulated amortization of approximately $3,661,000 at March 31, 2003 and June 30, 2002	14,663,392	14,663,392
Managed care contracts, net of accumulated amortization of approximately $1,628,000 and $1,364,000, respectively	1,881,634	2,146,243
Cost in excess of intangible assets acquired, net of accumulated amortization of approximately $4,017,000 and $4,012,000, respectively	10,711	15,788
Deferred financing costs, net of accumulated amortization of approximately $3,420,000 and $2,985,000, respectively	645,542	435,375
Other assets, net	101,528	81,372

Total assets	$20,755,313	$21,546,985

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$542,730	$680,443
Accrued expenses	1,864,391	1,841,360
Accrued salaries and benefits	1,024,451	559,050
Liabilities related to discontinued operations, net	416,322	629,789
Credit Facility	1,800,000	2,315,000
Due to Medicare, net	–	350,991
Current portion of convertible subordinated notes payable	253,806	273,896
Current portion of long term debt	6,743,337	4,375,329
Current portion of related party notes payable	63,854	63,854
Accrued interest payable	22,185	10,708
Current portion of capital lease obligations	47,593	107,479

Total current liabilities	12,778,669	11,207,899
Capital lease obligations, less current portion	55,786	42,171
Convertible subordinated notes payable, less current portion	4,171,135	4,356,468
Long term debt, less current portion	1,435,534	3,597,122
Related party notes payable, less current portion	1,029,259	1,061,186

Total liabilities	19,470,383	20,264,846
Commitments and contingencies
Shareholders’ equity:
Common stock; $0.0001 par value; 100,000,000 shares authorized 45,375,194 shares issued and 42,379,001 shares outstanding at March 31, 2003 and 42,630,794 shares issued and 39,634,601 shares outstanding at June 30, 2002	4,239	3,964
Additional paid-in capital	60,279,880	59,511,614
Accumulated deficit	(53,574,488)	(52,808,738)
Treasury stock (2,996,193 shares)	(5,424,701)	(5,424,701)

Total shareholders’ equity	1,284,930	1,282,139

Total liabilities and shareholders’ equity	$20,755,313	$21,546,985

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,

	2003	2002

Medical services revenue, net	$25,358,084	$25,202,455
Expenses
Medical services:
Medical claims	18,345,344	18,004,434
Other	3,364,276	3,406,549

Total medical services	21,709,620	21,410,983
Payroll and employee benefits	1,633,576	1,426,863
Provision for bad debts	(37,755)	24,023
Professional fees	200,034	686,147
General and administrative	1,622,033	993,208
Depreciation and amortization	146,852	169,370

Subtotal	25,274,360	24,710,594
Income from operations	83,724	491,861
Other income (expense)
Interest income	1,341	3,551
Interest expense	(81,059)	(363,814)
Provision for Medicare settlement related to terminated operations	–	(2,440,971)

Income (loss) from continuing operations	4,006	(2,309,373)
Income (loss) from discontinued operations	294,370	(113,213)

Net income (loss)	$298,376	$(2,422,586)

Basic and diluted income (loss) per common share
Income (loss) from continuing operations	$–	$(.06)
Income from discontinued operations	.01	–

Net income (loss)	$.01	$(.06)

Basic weighted average number of common shares outstanding	40,555,094	39,479,045

Diluted weighted average number of common shares outstanding	45,380,289	39,479,045

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Nine Months Ended March 31,

	2003	2002

Medical services revenue, net	$74,708,832	$70,625,785
Expenses
Medical services:
Medical claims	54,749,621	52,523,307
Other	9,722,708	9,189,141

Total medical services	64,472,329	61,712,448
Payroll and employee benefits	4,768,623	3,959,691
Provision for bad debts	12,357	60,472
Professional fees	528,508	1,193,859
General and administrative	4,565,797	3,488,150
Depreciation and amortization	484,020	851,312

Subtotal	74,831,634	71,265,932
Loss from operations	(122,802)	(640,147)
Other income (expense)
Interest income	5,147	33,436
Interest expense	(693,077)	(1,179,793)
Provision for Medicare settlement related to terminated operations	–	(2,440,971)

Loss from continuing operations	(810,732)	(4,227,475)
Income (loss) from discontinued operations	44,982	(351,241)

Net loss	$(765,750)	$(4,578,716)

Basic and diluted loss per common share
Loss from continuing operations	$(.02)	$(.11)
Loss from discontinued operations	–	(.01)

Net loss	$(.02)	$(.12)

Basic and diluted weighted average number of common shares outstanding	40,251,186	39,465,988

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended March 31,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(765,750)	$(4,578,716)
(Income) loss from discontinued operations	(44,982)	351,241

Loss from continuing operations	(810,732)	(4,224,475)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization, including amortization of deferred loan costs	921,183	1,824,089
Provision for bad debts	12,357	60,472
Loss (gain) on disposal of assets and release from capital lease	500	(28,642)
Director compensation paid through the issuance of restricted common stock	123,000	–
Changes in operating assets and liabilities:
Increase in accounts receivable	(169,508)	(128,530)
Increase in prepaid expenses and other current assets	(25,936)	(169,606)
Decrease in other receivables	415,484	205,117
Increase in other assets	(20,156)	(4,466)
Decrease in due from HMO’s, net	471,629	321,459
Increase in due to/from Medicare, net	153,968	2,515,684
Increase in accounts payable and accrued expenses	350,719	(9,180)
Increase (decrease) in accrued interest payable	11,477	(2,679)

Net cash provided by continuing operations	1,433,985	356,243
Net cash used in discontinued operations	(80,333)	(206,872)

Net cash provided by operating activities	1,353,652	149,371
CASH FLOWS FROM INVESTING ACTIVITY
Proceeds from equipment disposals	500	–
Proceeds from maturities of restricted cash	100,056	27,738
Property and equipment additions	(99,798)	(156,331)

Net cash provided by (used in) investing activity	758	(128,593)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on convertible subordinated notes	(205,423)	(205,422)
Payments on related party notes	(31,927)	(31,927)
Principal repayments under capital lease obligation	(94,601)	(83,516)
Third-party assumption of capital lease obligation	(1,789)	–
Net (decrease) increase in Credit Facility	(515,000)	1,300,000
Advances from HMOs	75,000	–
Payment on advances from HMOs	(75,000)	(450,000)
Repayments to Medicare per agreement	(488,380)	(479,962)

Net cash (used in) provided by continuing operations	(1,337,120)	49,173
Net cash used in discontinued operations	(81,506)	–

Net cash (used in) provided by financing activities	(1,418,626)	49,173

Net (decrease) increase in cash and cash equivalents	(64,216)	69,951

Cash and cash equivalents at beginning of period	180,410	371,470

Cash and cash equivalents at end of period	$116,194	$441,421

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for deferred financing costs	$645,540	$–

Note payable issued for refunds due to Medicare for overpayments	$694,800	$2,915,259

Purchase of furniture and fixtures with proceeds of capital lease obligations	$56,463	$36,252